Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2021 Results

Record IoAT Revenues of 24.8M, Up 35% YoY; Reaching 69% of Total Revenues

Record non-GAAP Gross Margins of 54.1%

Second Quarter Revenues of $35.8M, Up 26% YoY

San Jose, Calif., August 2, 2021 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of voice and wireless chipset solutions for converged communications, announced today its results for the second quarter ended June 30, 2021.

Second Quarter Financial Highlights (and Comparisons to Second Quarter of 2020):

Revenue breakdown (USD in millions)

	Q2 2021	Q2 2020	vs. Q2 2020
IoAT Revenues:
SmartVoice	$7.20	$3.95	up 82%
SmartHome	$5.74	$4.30	up 33%
Unified Communications	$11.82	$10.15	up 16%
Total IoAT Revenues	$24.76	$18.40	up 35%
Cordless Revenues	$11.05	$9.94	up 11%
Total Revenues	$35.81	$28.34	up 26%

●	GAAP and non-GAAP gross margin of 53.4% and 54.1%, respectively, a 330 and 310 basis point increase, respectively.
●	GAAP loss per share of $0.02 and non-GAAP diluted earnings per share of $0.12, compared to GAAP loss per share of $0.05 and non-GAAP diluted earnings per share of $0.06 for the second quarter of 2020.
●

GAAP operating loss of $0.4 million and non-GAAP operating income of $3.3 million, compared to GAAP operating loss of $1.4 million and non-GAAP operating income of $1.0 million for the second quarter of 2020.

●	GAAP net loss of $0.4 million and non-GAAP net income of $3.2 million, compared to GAAP net loss of $1.1 million and non-GAAP net income of $1.6 million for the second quarter of 2020.
●	Generated $6.8 million of cash from operations, compared to $8.0 million of cash generated from operations in the second quarter of 2020.
●	Repurchased approximately 339,000 shares of common stock for a total consideration of $5.3 million.
●	Cash, deposits and marketable securities of approximately $129.9 million as of June 30, 2021.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated: “We are very pleased with our outstanding results. We successfully navigated tight supply chain challenges, posted a record quarter on virtually all fronts, and surpassed our guidance on most financial metrics. Revenues of $35.8 million were at the high-end of our guidance range, up 26% year-over-year and 10% sequentially. Revenue growth was driven by strong demand for voice-centric products, predominantly in our IoAT businesses, which reached record revenues of $25 million, up 35% year over year and 19% sequentially and comprising 69% of total revenues. The favorable mix of products and the solid revenue growth propelled record high non-GAAP gross margins of 54.1%.”

Mr. Elyakim continued, “Looking ahead to the third quarter, we expect the solid momentum in our business to continue, translating into revenue growth both sequentially and year over year. These are exciting times for DSP Group as markets shift favorably in our direction, driving record demand for our core expertise. These promising trends are propelled by new models of living, working and interacting, all of which increasingly rely on voice-centric products delivered by our IoAT businesses. The breadth and depth of our technology offering, including a comprehensive portfolio of software and silicon, uniquely positions DSP Group to capitalize on these large growth opportunities. We are experiencing record design activity, which positions us well for continued revenue growth ahead.”

Second Quarter Business Highlights:

●

Grew and strengthened our SmartVoice franchise with design wins and product launches for edge AI applications with leading consumer electronics OEMs, thereby driving dynamic growth in a burgeoning market. Wins include:

o	A leading U.S. platform company selected our SmartVoice products for two new product lines
o	A leading consumer brand launched an innovative wearable device based on our SmartVoice solution
o	Cuco chose our SmartVoice solution to enable voice control in its latest Smart Switch product
●

Grew and diversified our SmartHome ecosystem with leading global IoT vendors that recognize ULE’s unmatched characteristics for wireless IoT, including superior range, ease of deployment, low power, use of interference-free spectrum and native support for two-way voice. Wins include:

o	A tier 1 security service provider launched an expanded product offering based on our ULE technology
o	A European telecommunication service provider launched a new broadband gateway model incorporating our DECT/ULE technology
o	A new cloud services offering by Cloud of Things included a hub based on our DECT/ULE technology
●	Solidified our leadership position and expanded our market share in the Unified Communications market, as demonstrated by the following achievements:
o	Our WFA conferencing offering passed Microsoft Teams labs compliancy requirements for voice conferencing
o	A tier 1 unified communications OEM chose one of our multi core DSPs for its newly launched WFH device
o	Sangoma launched a line of new IP phones based on our DVF system-on-chip (SoC) platform

Second Quarter Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the second quarter of 2021 were $3.2 million and $0.12, respectively, as compared to non-GAAP net income and diluted earnings per share of $1.6 million and $0.06, respectively, for the second quarter of 2020. Non-GAAP net income and diluted earnings per share for the second quarter of 2021 excluded the impact of amortization of acquired intangible assets in the amount of $0.4 million associated with previous acquisitions, equity-based compensation expenses of $3.0 million, amortization of employee retention expenses related to the SoundChip acquisition of $0.25 million, non-cash expenses from exchange rate differences resulting from the lease accounting standard (ASC 842) in the amount of $0.2 million, and changes in deferred taxes in the amount of $0.3 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the second quarter of 2020 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $2.3 million, non-cash expenses from exchange rate differences resulting from ASC 842 in the amount of $0.3 million, and expenses resulted from changes in deferred taxes in the amount of $0.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses

Earnings Conference Call Details

DSP Group will discuss its first quarter financial results, along with its outlook and guidance for the third quarter of 2021, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing + 18778709135 (domestic US) or +44 2071 928338 (international) approximately 10 minutes prior to the starting time. The password is 1974048.

The broadcast via the Internet can be accessed by interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/mmc/p/moibqavw

A replay of the conference call will be available for a week following the call. To listen to the session, please dial 1 (917) 677-7532, domestically or +44 (0) 3333009785, internationally and enter the company access code: 1974048

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income (loss) and diluted earnings per share presented in this press release is useful to investors in comparing results for the second quarter and six months ended June 30, 2021 and 2020 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation and retention expenses are reflected in its statements of income

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about (i) solid momentum to drive revenue growth both sequentially and year over year, (ii) markets shifting favorably in DSP Group’s direction which is driving record demand for its core expertise across all IoAT businesses, (iii) favorable trends, which will result in increasing reliance on voice-centric products coupled with DSP Group’s technology offering, uniquely position DSP Group to capitalize on these large growth opportunities, and (iv) DSP Group’s record design activity in the second quarter of 2021 should ensure sustainable revenue growth this year and beyond. The results from these statements may not actually arise as a result of various factors, including the duration of the COVID-19 pandemic; the extent and length of the shelter-in-place and other restrictions associated with the COVID-19 pandemic and the impact on the demand for consumer electronics and the global economy; impact of supply chain constraints; market penetration of DSP Group’s unified communications, ULE, VUI, SmartVoice and SmartHome products; unexpected delays in the commercial launch of new products; unexpected inventory adjustments, the speed of decline in the cordless market; DSP Group’s ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2020, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. DSP Group, an expert in voice processing, invests heavily in innovation for the smart future and designs leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation. For more information, visit www.dspg.com.

Contact:

Claus Stetter

Vice President of Marketing & Communications

DSP Group Inc.

+1 +(650) 521 4082

claus.stetter@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$35,807	$28,336	$68,454	$56,575
Cost of revenues	16,676	14,075	32,342	27,933

Gross profit	19,131	14,261	36,112	28,642
Operating expenses:
Research and development, net	10,630	8,455	21,110	18,809
Sales and marketing	5,326	4,435	10,528	9,446
General and administrative	3,161	2,627	5,814	4,975
Amortization of intangible assets	429	104	848	208

Total operating expenses	19,546	15,621	38,300	33,438

Operating loss	(415)	(1,360)	(2,188)	(4,796)

Financial income, net	94	289	735	1,192

Loss before taxes on income	(321)	(1,071)	(1,453)	(3,604)

Income tax expenses (benefit)	78	6	289	(62)

Net loss	$(399)	$(1,077)	$(1,742)	$(3,542)
Net loss per share:
Basic and diluted	$(0.02)	$(0.05)	$(0.07)	$(0.15)

Weighted average number of shares used in per share computations of loss per share:
Basic and diluted	24,204	23,301	24,131	23,321

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(399)	$(1,077)	$(1,742)	$(3,542)
Equity-based compensation expense included in cost of revenues	185	129	346	249
Equity-based compensation expense included in research and development, net	1,305	826	2,447	1,577
Equity-based compensation expense included in sales and marketing	745	620	1,371	1,175
Equity-based compensation expense included in general and administrative	770	706	1,371	1,112
Amortization of intangible assets	429	104	848	208
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in cost of revenues	67	-	134	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in sales and marketing	149	-	298	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in research and development, net	34	-	68	-
Non-cash expenses (income) from exchange rates differences resulting from the lease accounting standard (ASC 842)	177	255	(271)	(161)
Expenses (income) from changes of deferred taxes related to intangible assets and equity-based compensation expense	(256)	50	(399)	(16)
Non-GAAP net income	$3,206	$1,613	$4,471	$602

Weighted-average number of common stock used in computation of GAAP diluted net loss per share (in thousands)	24,204	23,301	24,131	23,321

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,585	1,663	1,509	1,572

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	25,789	24,964	25,640	24,893

GAAP diluted net loss per share	$(0.02)	$(0.05)	$(0.07)	$(0.15)
Equity-based compensation expense	0.12	0.09	0.22	0.17
Amortization of intangible assets	0.01	0.01	0.03	0.01
Amortization of employee’s retention expenses related to the acquisition of SoundChip	0.01	-	0.02	-
Non-cash expenses (income) from Exchange rates differences resulting from the lease accounting standard (ASC 842)	0.01	0.01	(0.01)	(0.01)
Income from changes of deferred taxes related to intangible assets and equity-based compensation expense	(0.01)	-	(0.02)	-
Non-GAAP diluted net earnings per share	$0.12	$0.06	$0.17	$0.02

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$16,175	$16,936
Restricted deposits	574	548
Marketable securities and short-term deposits	48,681	50,615
Trade receivables, net	13,502	11,003
Inventories	6,384	9,061
Other accounts receivable and prepaid expenses	5,111	3,460
Total current assets	90,427	91,623

Property and equipment, net	6,501	6,574

Long term marketable securities and deposits	64,507	60,454
Severance pay fund	15,331	16,285
Operating leases– right of use assets	10,386	11,102
Deferred income taxes	6,410	6,893
Intangible assets, net	19,632	20,654
Long term prepaid expenses and lease deposits	2,470	2,888
Total long-term assets	118,736	118,276

Total assets	$215,664	216,473

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$11,197	$10,708
Operating lease liability	2,874	2,974
Other current liabilities	16,534	15,724
Total current liabilities	30,605	29,406

Accrued severance pay	15,797	16,647
Operating lease liability	9,182	10,075
Accrued pensions	1,058	1,089
Deferred income taxes	948	1,073
Other long-term liabilities	1,945	1,945
Total long term liabilities	28,930	30,829

Stockholders’ equity:

Common stock	24	24
Additional paid-in capital	401,921	396,335
Accumulated other comprehensive loss	(970)	(637)
Less – Cost of treasury stock	(107,717)	(108,509)
Accumulated deficit	(137,129)	(130,975)
Total stockholders’ equity	156,129	156,238
Total liabilities and stockholders’ equity	$215,664	$216,473